                                                                    EXHIBIT 12.1

                          HANOVER COMPRESSOR COMPANY
          COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                            AND PREFERRED DIVIDENDS
                       (Amounts in thousands of dollars)

                                                                  Year Ended December 31,
                                                      -------------------------------------------------
                                                        1999       1998      1997      1996      1995
                                                      --------    -------   -------   -------   -------
Earnings:
Pretax income from continuing operations               $63,586    $49,636   $28,685   $16,953   $ 8,099

Add:
Interest on indebtedness and amortization of
  debt expense and discount                             31,154     17,889    10,728     6,594     4,560
Interest component of rent expense                         396        137       113       132       100
Equity in losses of joint ventures                          --        137       342        --        --
                                                       -------    -------   -------   -------   -------
     Earnings as adjusted                               95,136     67,799    39,868    23,679    12,759
                                                       -------    -------   -------   -------   -------
Fixed charges:
Interest on indebtedness and amortization of
  debt expense and discount                             32,687     17,889    10,728     6,594     4,560
Interest component of rent expense                         396        137       113       132       100
Preferred dividend requirements                             --         --        --    11,560     2,167
                                                       -------    -------   -------   -------   -------
     Fixed charges and preferred dividends              33,083     18,026    10,841    18,286     6,827
                                                       -------    -------   -------   -------   -------
Ratio of earnings to fixed charges                        2.88       3.76      3.68      1.29      1.87
                                                       =======    =======   =======   =======   =======


                          HANOVER COMPRESSOR COMPANY
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                       (Amounts in thousands of dollars)

                                                                  Year Ended December 31,
                                                      -------------------------------------------------
                                                        1999       1998      1997      1996      1995
                                                      --------    -------   -------   -------   -------
Earnings:
Pretax income from continuing operations               $63,586    $49,636   $28,685   $16,953   $ 8,099

Add:
Interest on indebtedness and amortization of
  debt expense and discount                             31,154     17,889    10,728     6,594     4,560
Interest component of rent expense                         396        137       113       132       100
Equity in losses of joint ventures                          --        137       342        --        --
                                                       -------    -------   -------   -------   -------
     Earnings as adjusted                               95,136     67,799    39,868    23,679    12,759
                                                       -------    -------   -------   -------   -------
Fixed charges:
Interest on indebtedness and amortization of
  debt expense and discount                             32,687     17,889    10,728     6,594     4,560
Interest component of rent expense                         396        137       113       132       100
                                                       -------    -------   -------   -------   -------
     Fixed charges                                      33,083     18,026    10,841     6,726     4,660
                                                       -------    -------   -------   -------   -------
Ratio of earnings to fixed charges                        2.88       3.76      3.68      3.52      2.74
                                                       =======    =======   =======   =======   =======